Gibraltar Announces Third-Quarter 2019 Financial Results

Revenues Grow 7%, GAAP and Adjusted EPS Grow 25% and 34%, Respectively
Strong Cash Flow from Operations of $66 Million
Acquires Apeks Supercritical, CO2 Extraction Leader, Establishing Processing Presence
Narrowing 2019 Revenue and EPS Guidance to Upper End of Previous Range on Strong Backlog

Buffalo, New York, October 25, 2019 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products and services for the renewable energy, conservation, residential, industrial, and infrastructure markets, today reported its financial results for the three- and nine-month periods ended September 30, 2019.

“We delivered solid third quarter results as we continued our focus on top-line execution and operational excellence across our businesses,” stated President and Chief Executive Officer Bill Bosway. “Our Renewable Energy & Conservation segment led our overall top-line performance, largely driven by organic growth and share gains in both of our end markets. We also continued to invest in our Conservation business, which now includes both growing and processing solutions, with the acquisition of Apeks Supercritical, a North American leader in CO2 extraction.

“Additionally, both our Industrial & Infrastructure Products and Residential Products segments continue to benefit from ongoing simplification actions, with Industrial & Infrastructure products delivering stronger profitability this quarter compared to the prior year quarter. In all, we delivered solid adjusted EPS performance, generated $66 million in operating cash flow, up 57% over last year, and continued to generate growing backlog of $241 million heading into the fourth quarter, up 45% over last year, demonstrating the success of our drive to be more relevant to our customers.”

Third Quarter 2019 Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$299.2	$280.1	6.8%	$299.2	$280.1	6.8%
Net Income	$24.5	$19.5	25.6%	$31.2	$23.2	34.5%
Diluted EPS	$0.75	$0.60	25.0%	$0.95	$0.71	33.8%

Third quarter 2019 net sales increased 6.8% to $299.2 million from third quarter 2018 and were above the quarterly guidance range provided in Gibraltar’s second quarter 2019 earnings release. Of the 6.8% increase, 4.3% was driven through organic growth, primarily in the Renewables & Conservation business, and 2.5% resulted from the prior year acquisition of SolarBOS and the recent acquisition of Apeks Supercritical, which was completed during the third quarter of 2019. Residential Products and Industrial & Infrastructure Products revenues were essentially flat.
GAAP earnings increased 25.6% to $24.5 million, or $0.75 per share, at the midpoint of the Company’s quarterly guidance range, while adjusted earnings increased 34.5% to $31.2 million, or $0.95 per share, above the quarterly guidance range. The increases over prior year were the result of increased profitability in the Renewable Energy & Conservation and Industrial & Infrastructure Products segments along with reduced interest expense compared to prior year, partially offset by lower earnings in the Residential Products segment. The adjusted amounts for the third quarter of 2019 remove expenses of $6.7 million, or $0.20 per share, associated with restructuring, senior leadership transition, and acquisitions. Special items removed from both the third quarters of 2019 and 2018 amounts are further described in the appended reconciliation of adjusted financial measures.

Third Quarter Segment Results

Renewable Energy & Conservation
For the third quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$116.8	$98.5	18.6%	$116.8	$98.5	18.6%
Operating Margin	16.8%	15.3%	150 bps	17.8%	15.1%	270 bps

Third quarter Renewable Energy & Conservation segment revenues increased 18.6% on strong demand. Of the increase, 11.3% was driven by organic growth resulting from our continued efforts to be more relevant to our customers, and 7.3% was driven by the third quarter 2018 acquisition of SolarBOS and the third quarter 2019 acquisition of Apeks Supercritical. Segment backlog is up 72% on a year over year basis, driven by continued strength in end markets as well as participation gains.
Operating margins expanded through better operating execution, volume leverage and favorable product and vertical market mix. This segment’s adjusted operating margin for the third quarters of 2019 and 2018 removes the special charges for acquisition related items and restructuring initiatives, respectively.
Apeks Supercritical Acquisition
On August 30, 2019, Gibraltar acquired Apeks Supercritical, a U.S.-based designer and manufacturer of botanical oil extraction technologies utilizing subcritical and supercritical CO2. Apeks’ trailing twelve-month revenues as of June 30, 2019 were $17.7 million. Apeks sells direct to customers primarily in the cannabis industry.

Mr. Bosway commented, “With Gibraltar’s established portfolio of products and services focused on assisting our customers in designing, building and enhancing their cultivation operations, we recognized our next opportunity to support our customers with optimizing their processing operations. As a result, we have taken our first step forward with the acquisition of Apeks Supercritical, a company that holds a leading position in extraction processing with a strong leadership team, patented technology, and leading-edge clean extraction technology. We are excited about this market, and will continue to broaden our capabilities, and relevance with our customers.”

Residential Products
For the third quarter, the Residential Products segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$126.3	$125.8	nmf	$126.3	$125.8	nmf
Operating Margin	13.5%	16.0%	(250) bps	16.2%	17.5%	(130) bps

Third quarter 2019 Residential Products segment revenues increased slightly year-over-year, as modestly increased volumes were partially offset by market pricing.
The third quarter operating margin decline resulted from material cost alignment on a year-over-year basis and unfavorable product mix. This was partially offset by the benefit from restructuring and 80/20 simplification initiatives. Adjusted operating margin for the third quarters of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the third quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$56.2	$55.8	0. 7%	$56.2	$55.8	0.7%
Operating Margin	9.7%	5.2%	450 bps	10.2%	8.4%	180 bps

Third quarter 2019 Industrial & Infrastructure Products segment revenues increased nearly 1% year-over-year as continued strengthening of the Infrastructure business was partially offset by lower revenue in the Industrial business, driven by lower steel prices impacting its core industrial products.
The segment operating margin increase was driven by a more favorable mix of higher margin products, increased 80/20 focus on more profitable product lines and customers, and continuing efforts to reduce operating costs from the business. Adjusted operating margin for the third quarters of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Business Outlook
Mr. Bosway concluded, “We expect continued profitable growth in the final quarter of the year based on the composition of projects in backlog and end market activity levels. Our focus remains achieving and expanding our leadership positions in attractive end markets through organic growth and acquisitions that strengthen our platforms, to increase our value to our customers through innovation and performance optimization, to expand our profitability through operational excellence and 80/20 acceleration, and to build a team and a culture that supports both growth and increasing returns to all our stakeholders.”
Gibraltar is narrowing its guidance for revenues and earnings for the full year 2019 to the upper end of the previously stated range. Gibraltar now expects 2019 consolidated revenues to be in the range of $1,040 million to $1,050 million. GAAP EPS for full year 2019 are now expected to be between $2.03 and $2.10, or $2.48 to $2.55 on an adjusted basis, compared with $1.96 and $2.14, respectively, in 2018.
For the fourth quarter of 2019, the Company expects revenue in the range of $251 million to $261 million, compared with $241 million in fourth quarter 2018. GAAP EPS for the fourth quarter 2019 is expected to be between $0.48 and $0.55, or $0.52 to $0.59 on an adjusted basis, compared with $0.40 and $0.47, respectively.

FY 2019 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93 - 96	9.0 - 9.2%	$21-22	$66-69	$2.03-2.10
Restructuring Costs	17	1.6%	3	15	$0.45

Adjusted Measures	$110 - 113	10.6-10.8%	$24-25	$81-84	$2.48-2.55

Third Quarter Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2019. Interested parties may access the call by dialing (877) 407-3088 or (201) 389-0927 or by accessing the webcast at the Investor Info section of the Company’s website at www.gibraltar1.com. Presentation slides referenced during the conference call will be available for download on the website. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the renewable energy, conservation, residential, industrial, and infrastructure, markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative, senior leadership transition costs, debt repayment, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening / Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Sales	$299,236	$280,086	$789,308	$761,459
Cost of sales	222,658	209,807	605,272	572,359
Gross profit	76,578	70,279	184,036	189,100
Selling, general, and administrative expense	45,158	40,875	115,444	113,579
Income from operations	31,420	29,404	68,592	75,521
Interest expense	17	2,906	2,297	9,305
Other expense (income)	84	522	660	(50)
Income before taxes	31,319	25,976	65,635	66,266
Provision for income taxes	6,843	6,473	14,901	15,574
Net income	$24,476	$19,503	$50,734	$50,692

Net earnings per share:
Basic	$0.75	$0.61	$1.57	$1.59
Diluted	$0.75	$0.60	$1.55	$1.56
Weighted average shares outstanding:
Basic	32,470	32,115	32,357	31,922
Diluted	32,770	32,571	32,677	32,524

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$137,618	$297,006
Accounts receivable, net	196,334	140,283
Inventories	83,048	98,913
Other current assets	17,527	8,351
Total current assets	434,527	544,553
Property, plant, and equipment, net	95,075	95,830
Operating lease assets	28,573	—
Goodwill	327,983	323,671
Acquired intangibles	96,185	96,375
Other assets	2,475	1,216
	$984,818	$1,061,645
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$103,630	$79,136
Accrued expenses	97,883	87,074
Billings in excess of cost	38,672	17,857
Current maturities of long-term debt	—	208,805
Total current liabilities	240,185	392,872
Long-term debt	—	1,600
Deferred income taxes	36,672	36,530
Non-current operating lease liabilities	20,461	—
Other non-current liabilities	30,287	33,950
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,145 shares and 32,887 shares issued and outstanding in 2019 and 2018	332	329
Additional paid-in capital	293,009	282,525
Retained earnings	391,311	338,995
Accumulated other comprehensive loss	(6,022)	(7,234)
Cost of 888 and 796 common shares held in treasury in 2019 and 2018	(21,417)	(17,922)
Total shareholders’ equity	657,213	596,693
	$984,818	$1,061,645

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities
Net income	$50,734	$50,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,923	15,449
Stock compensation expense	10,087	6,854
Exit activity costs, non-cash	479	1,088
Benefit of deferred income taxes	(429)	—
Other, net	3,267	1,114
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(56,645)	(30,534)
Inventories	18,617	(16,263)
Other current assets and other assets	(6,949)	1,052
Accounts payable	22,770	9,237
Accrued expenses and other non-current liabilities	15,640	(479)
Net cash provided by operating activities	72,494	38,210
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(8,665)	(5,241)
Net proceeds from sale of property and equipment	87	3,147
Purchases of property, plant, and equipment	(7,703)	(6,767)
Net cash used in investing activities	(16,281)	(8,861)
Cash Flows from Financing Activities
Long-term debt payments	(212,000)	(400)
Payment of debt issuance costs	(1,235)	—
Purchase of treasury stock at market prices	(3,495)	(6,549)
Net proceeds from issuance of common stock	400	1,343
Net cash used in financing activities	(216,330)	(5,606)
Effect of exchange rate changes on cash	729	(610)
Net (decrease) increase in cash and cash equivalents	(159,388)	23,133
Cash and cash equivalents at beginning of year	297,006	222,280
Cash and cash equivalents at end of period	$137,618	$245,413

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2019
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$116,771	$—	$—	$—	$116,771
Residential Products	126,275	—	—	—	126,275
Industrial & Infrastructure Products	56,361	—	—	—	56,361
Less Inter-Segment Sales	(171)	—	—	—	(171)
	56,190	—	—	—	56,190
Consolidated sales	299,236	—	—	—	299,236

Income from operations
Renewable Energy & Conservation	19,633	37	—	1,166	20,836
Residential Products	17,012	3,415	—	—	20,427
Industrial & Infrastructure Products	5,462	285	—	—	5,747
Segments Income	42,107	3,737	—	1,166	47,010
Unallocated corporate expense	(10,687)	246	2,708	470	(7,263)
Consolidated income from operations	31,420	3,983	2,708	1,636	39,747

Interest expense	17	—	—	—	17
Other expense	84	—	—	—	84
Income before income taxes	31,319	3,983	2,708	1,636	39,646
Provision for income taxes	6,843	1,030	161	417	8,451
Net income	$24,476	$2,953	$2,547	$1,219	$31,195
Net earnings per share - diluted	$0.75	$0.09	$0.08	$0.03	$0.95

Operating margin
Renewable Energy & Conservation	16.8%	—%	—%	1.0%	17.8%
Residential Products	13.5%	2.7%	—%	—%	16.2%
Industrial & Infrastructure Products	9.7%	0.5%	—%	—%	10.2%
Segments Margin	14.1%	1.2%	—%	0.4%	15.7%
Consolidated	10.5%	1.3%	0.9%	0.5%	13.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Tax Reform	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$98,486	$—	$—	$—	$—	$98,486
Residential Products	125,839	—	—	—	—	125,839
Industrial & Infrastructure Products	56,033	—	—	—	—	56,033
Less Inter-Segment Sales	(272)	—	—	—	—	(272)
	55,761	—	—	—	—	55,761
Consolidated sales	280,086	—	—	—	—	280,086

Income from operations
Renewable Energy & Conservation	15,072	(156)	—	—	—	14,916
Residential Products	20,138	1,877	—	—	—	22,015
Industrial & Infrastructure Products	2,892	1,775	—	—	—	4,667
Segments income	38,102	3,496	—	—	—	41,598
Unallocated corporate expense	(8,698)	164	386	471	—	(7,677)
Consolidated income from operations	29,404	3,660	386	471	—	33,921

Interest expense	2,906	—	—	—	—	2,906
Other expense	522	—	—	—	—	522
Income before income taxes	25,976	3,660	386	471	—	30,493
Provision for income taxes	6,473	904	91	113	(245)	7,336
Net income	$19,503	$2,756	$295	$358	$245	$23,157
Net earnings per share - diluted	$0.60	$0.08	$0.01	$0.01	$0.01	$0.71

Operating margin
Renewable Energy & Conservation	15.3%	(0.2)%	—%	—%	—%	15.1%
Residential Products	16.0%	1.5%	—%	—%	—%	17.5%
Industrial & Infrastructure Products	5.2%	3.2%	—%	—%	—%	8.4%
Segments margin	13.6%	1.3%	—%	—%	—%	14.9%
Consolidated	10.5%	1.3%	0.1%	0.2%	—%	12.1%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2019
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Debt Repayment	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$261,612	$—	$—	$—	$—	$261,612
Residential Products	360,417	—	—	—	—	360,417
Industrial & Infrastructure Products	168,096	—	—	—	—	168,096
Less Inter-Segment Sales	(817)	—	—	—	—	(817)
	167,279	—	—	—	—	167,279
Consolidated sales	789,308	—	—	—	—	789,308

Income from operations
Renewable Energy & Conservation	30,914	36	—	1,166	—	32,116
Residential Products	49,880	3,785	78	—	—	53,743
Industrial & Infrastructure Products	13,660	1,598	—	—	—	15,258
Segments Income	94,454	5,419	78	1,166	—	101,117
Unallocated corporate expense	(25,862)	919	6,973	474	—	(17,496)
Consolidated income from operations	68,592	6,338	7,051	1,640	—	83,621

Interest expense	2,297	—	—	—	(1,079)	1,218
Other expense	660	—	—	—	—	660
Income before income taxes	65,635	6,338	7,051	1,640	1,079	81,743
Provision for income taxes	14,901	1,616	481	418	269	17,685
Net income	$50,734	$4,722	$6,570	$1,222	$810	$64,058
Net earnings per share – diluted	$1.55	$0.15	$0.20	$0.04	$0.02	$1.96

Operating margin
Renewable Energy & Conservation	11.8%	—%	—%	0.4%	—%	12.3%
Residential Products	13.8%	1.1%	—%	—%	—%	14.9%
Industrial & Infrastructure Products	8.2%	1.0%	—%	—%	—%	9.1%
Segments Margin	12.0%	0.7%	—%	0.1%	—%	12.8%
Consolidated	8.7%	0.8%	0.9%	0.2%	—%	10.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Tax Reform	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$229,187	$—	$—	$—	$—	$229,187
Residential Products	360,915	—	—	—	—	360,915
Industrial & Infrastructure Products	172,218	—	—	—	—	172,218
Less Inter-Segment Sales	(861)	—	—	—	—	(861)
	171,357	—	—	—	—	171,357
Consolidated sales	761,459	—	—	—	—	761,459

Income from operations
Renewable Energy & Conservation	28,690	(23)	178	—	—	28,845
Residential Products	57,572	1,682	—	—	—	59,254
Industrial & Infrastructure Products	12,098	1,262	—	—	—	13,360
Segments income	98,360	2,921	178	—	—	101,459
Unallocated corporate expense	(22,839)	431	844	471	—	(21,093)
Consolidated income from operations	75,521	3,352	1,022	471	—	80,366

Interest expense	9,305	—	—	—	—	9,305
Other income	(50)	—	—	—	—	(50)
Income before income taxes	66,266	3,352	1,022	471	—	71,111
Provision for income taxes	15,574	798	264	113	(177)	16,572
Net income	$50,692	$2,554	$758	$358	$177	$54,539
Net earnings per share - diluted	$1.56	$0.08	$0.02	$0.01	$0.01	$1.68

Operating margin
Renewable Energy & Conservation	12.5%	—%	0.1%	—%	—%	12.6%
Residential Products	16.0%	0.5%	—%	—%	—%	16.4%
Industrial & Infrastructure Products	7.1%	0.7%	—%	—%	—%	7.8%
Segments margin	12.9%	0.4%	—%	—%	—%	13.3%
Consolidated	9.9%	0.5%	0.1%	0.1%	—%	10.6%